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                                                                 Exhibit 23.1



We have issued our report dated September 22, 1995 accompanying the consolidated financial statements of Ocean Optique Distributors, Inc. and subsidiaries appearing in the Annual Report on Form 10-KSB for the year ended June 30, 1995, as amended, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."



/s/ Grant Thornton LLP
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GRANT THORNTON LLP


Miami, Florida
June 28, 1996